Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Trovagene, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to this Registration Statement on Form S-1 of our report dated March 15, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Trovagene, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Diego, California

December 12, 2017